FOR IMMEDIATE RELEASE

NUZEE (d/b/a/ COFFEE BLENDERS®) APPOINTS SHANOOP KOTHARI
AS CHIEF FINANCIAL OFFICER

VISTA, CA – February 14, 2019 -- NuZee, Inc. (OTCQB: NUZE) (“NuZee” or “the Company”), a specialty coffee company and a leading U.S. single serve pour over coffee producer and co-packer that wants to revolutionize the way coffee is enjoyed in America, announced today the appointment of Shanoop Kothari as Senior Vice President and Chief Financial Officer, effective today.

“Shanoop has nearly 25 years of experience and an extensive background in financial planning, strategy, operations, and capital markets,” said Masa Higashida, NuZee’s Chief Executive Officer.  “We believe that his background in working with growing companies makes him an ideal fit for this role, and that his vision and counsel will help support the ongoing expansion of our co-packing business for regional and global coffee brands.”

Mr. Kothari joins NuZee from B. Riley FBR, where he was Senior Managing Director and Head of E&P investment banking.  Prior to that, he was CFO of Endicott Biofuels and its subsidiary, Sabine Biofuels and spent seven years at Credit Suisse in the energy investment banking group.  Mr. Kothari also held positions of increasing responsibility, including Interim CFO, at BindView Development, a global provider of IT security compliance software prior its acquisition by Symantec Corporation in 2005.  He managed the worldwide finance and accounting group at BindView, led the company’s initial public offering and subsequent equity offerings, and completed several acquisitions.   Mr. Kothari started his career in public accounting with PriceWaterhouse, where he was a Senior Auditor.

Mr. Kothari holds a BA (Honors) in Accounting from Southern Methodist University and an MBA (High Honors) from Rice University. He is a licensed CPA / CIA and possesses Series 7 / 24 licenses.

“Shanoop is joining NuZee at a critical time in our development,” said Travis Gorney, NuZee’s President and COO.  “We believe that our Drip Cup, pour over coffee pouch is helping to revolutionize the way Americans can enjoy their coffee by offering craft quality product with anywhere convenience. With his varied and distinct level of experience, we have every confidence that Shanoop will help guide NuZee’s financial future and manage our growing business.”

“I am honored and excited to take on this new role and look forward to supporting NuZee’s growth and evolution,” said Mr. Kothari.

Learn more about NuZee’s co-packing capabilities at http://pourovercopacking.com.

Update on Expansion Activities

On December 5, 2018, NuZee entered into an agreement to acquire a facility in Irving, Texas for the purpose of expanding its manufacturing and distribution capabilities, as well as, over time, vertically-integrating certain aspects of its operations.  On January 23, 2019, the Company exercised its option to cancel the purchase of the facility with the return of substantially all the initial $30,000 deposit.

Mr. Kothari will help lead NuZee’s exploration of opportunities that further expand its operations and geographic footprint, both organically and via acquisition.

About NuZee and Coffee Blenders

NuZee, Inc. (d/b/a Coffee Blenders®) is a pioneer in functional coffee, offering gourmet specialty grade coffee in convenient single serve cups using only natural ingredients with clinically supported nutraceuticals.   Coffee Blenders also manufactures and sells in the United States its Drip Cup line of single serve, pour-over functional coffees, including Lean Cup® (for weight loss), Think Cup® (for cognitive performance), Relax Cup® (for stress reduction), Active Cup® (for a pre-workout boost of energy), Nude Cup® (100% Arabica coffee with no function), and Matcha Cup tea, ready-to-drink (RTD) gourmet, functional, cold brew coffee, and a Whole Bean coffee line.  For more information on Coffee Blenders, please visit: http://www.coffeeblenders.com.

Forward Looking Statements

Any statements that are not historical facts contained in this release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. We have based these forward-looking statements upon information available to management as of the date of this release and management's expectations and projections about certain future events. It is possible that the assumptions made by management for purposes of such statements may not materialize. Such statements may involve risks and uncertainties, including but not limited to those relating to the Company’s ability to increase production, product demand, pricing, market acceptance, the effect of economic conditions, intellectual property rights, the outcome of competitive products, risks in product development, and other factors discussed from time to time in the Company's Securities and Exchange Commission filings. The Company undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made.

FOR ADDITIONAL INFORMATION PLEASE CONTACT:

At NuZee: Investor Relations:

Travis Gorney   Devin Sullivan

President & COOSenior Vice President

Coffee Blenders The Equity Group Inc.

(760) 842-5522(212) 836-9608

travis@coffeeblenders.com dsullivan@equityny.com

Shanoop Kothari

SVP and Chief Financial Officer

(713) 530-7688

shanoop@coffeeblenders.com

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